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EXHIBIT 99.1

Universal Compression Holdings, Inc. 4440 Brittmoore Road Houston, Texas 77041 NYSE: UCO

Contact:
David Oatman
Vice President, Investor Relations and Planning
713-335-7460

FOR IMMEDIATE RELEASE
WEDNESDAY, OCTOBER 30, 2002

UNIVERSAL COMPRESSION REPORTS
FISCAL 2003 SECOND QUARTER RESULTS

Houston, October 30, 2002—Universal Compression Holdings, Inc. (NYSE: UCO), a leading provider of natural gas compression services, today reported net income for its fiscal 2003 second quarter of $7.7 million, or $0.25 per diluted share, on revenues of $154.6 million. The Company reported net income of $12.8 million, or $0.42 per diluted share, on revenues of $174.3 million in the second quarter of fiscal 2002. EBITDA, as adjusted (as defined below) was $48.2 million compared to $52.1 million in the prior year period.

"The Company recorded lower profitability in the second fiscal quarter due largely to reduced energy industry activity in a period of sluggish economic growth. We are working on several fronts to enhance the Company's performance in this time of lackluster market conditions. We continue to review our organizational structure, and have selectively consolidated functions and reduced employment levels. Another company productivity initiative has been the selection of a remote monitoring system to enhance the operation of our contract compression units," said Stephen A. Snider, Universal's President and Chief Executive Officer. "We continue to actively seek new business opportunities in domestic and international markets. In the United States, we began reactivating approximately 60,000 horsepower of idle compressors during the September quarter that are scheduled to begin operation throughout the second half of this fiscal year. Additional new contract compression business includes approximately 22,000 horsepower of new units in Brazil that are expected to begin operation in the fourth quarter of this fiscal year. Going forward, we will continue our efforts to enhance our financial returns by improving the productivity of our existing operations and maintaining prudent standards on new capital investments," added Snider.

Second Quarter Highlights

  •
  Average fleet horsepower utilization was 83% compared to 84% in the prior quarter and 90% in the prior year period.

  •
  Total contract compression horsepower was 2,297,000 at September 30, 2002 compared to 2,254,000 at June 30, 2002 and 2,189,000 at September 30, 2001. International contract compression horsepower was 363,000 at September 30, 2002 compared to 356,000 at June 30, 2002 and 339,000 at September 30, 2001.

  •
  In contract compression, domestic gross margins were 63% compared to 65% in the prior quarter and 64% in the prior year period, while international gross margins were 80% compared to 81% in the prior quarter and 71% in the prior year period.

  •
  In our fabrication segment, revenues were $42.1 million compared to $35.5 million in the prior quarter and $56.8 million in the prior year period; gross margins were 11% compared to 9% in the prior quarter and 11% in the prior year period. Fabrication backlog was $87 million at September 30, 2002 compared to $96 million at June 30, 2002 and $101 million at September 30, 2001.

  •
  Aftermarket services gross margins were 19% compared to 24% in the prior quarter and 21% in the prior year period.

Conference Call

Universal will host a conference call on Thursday, October 31, 2002 at 8:00 am Central Time, 9:00 am Eastern Time to discuss the quarter's results and other corporate matters. The conference call will be broadcast over the Internet to provide interested persons the opportunity to listen to it live. The call will also be archived for one week to provide an opportunity to those unable to listen to the live broadcast. Both the live broadcast and replay of the archived version are free of charge to the user.

Persons wishing to listen to the conference call live may do so by logging onto http://www.universalcompression.com (click "Company Overview" in the "Company Information" section) or http://www.firstcallevents.com/service/ajwz368723424gf12.html at least 15 minutes prior to the start of the call. A replay of the call will remain available at the Web sites www.universalcompression.com and http://www.prnewswire.com through November 7, 2002.

EBITDA, as adjusted, is defined as net income plus income taxes, interest expense, lease expense, depreciation and amortization, excluding non-recurring items and extraordinary gains and losses.

Universal Compression, headquartered in Houston, Texas, is a leading natural gas compression services company, providing a full range of contract compression, sales, operations, maintenance and fabrication services to the domestic and international natural gas industry.

Statements about Universal's outlook and all other statements in this release other than historical facts are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements rely on a number of assumptions concerning future events and are subject to a number of uncertainties and factors, many of which are outside Universal's control, which could cause actual results to differ materially from such statements. While Universal believes that the assumptions concerning future events are reasonable, it cautions that there are inherent difficulties in predicting certain important factors that could impact the future performance or results of its business. Among the important factors that could cause actual results to differ materially from those indicated by such forward-looking statements are the demand for Universal's products and services, integration of acquisitions and worldwide economic and political conditions. These and other risk factors are discussed in Universal's filings with the Securities and Exchange Commission, copies of which are available to the public. Universal expressly disclaims any intention or obligation to revise or update any forward-looking statements whether as a result of new information, future events, or otherwise.

UNIVERSAL COMPRESSION HOLDINGS, INC.
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share amounts)

	Three Months Ended
	September 30, 2002	June 30, 2002	September 30, 2001
Revenues:
Contract compression	$81,765	$82,770	$85,190
Fabrication	42,064	35,475	56,831
Aftermarket services	30,753	33,219	32,287

Total revenue	154,582	151,464	174,308
Costs and expenses:
Cost of sales — contract compression	27,396	26,194	29,749
Cost of sales — fabrication	37,579	32,349	50,780
Cost of sales — aftermarket services	24,791	25,203	25,650
Depreciation and amortization	14,311	14,050	11,712
Selling, general and administrative	17,238	16,245	15,813
Operating lease	15,485	15,345	12,973
Interest expense	4,792	5,711	6,573
Other	537	(461)	189

Total costs and expenses	142,129	134,636	153,439

Income before income taxes	12,453	16,828	20,869
Income taxes	4,794	6,477	8,076

Net income	$7,659	$10,351	$12,793

Weighted average common and common
equivalent shares outstanding:
Basic	30,661	30,619	30,396

Diluted	30,863	30,940	30,606

Earnings per share:
Basic	$0.25	$0.34	$0.42

Diluted	$0.25	$0.33	$0.42

UNIVERSAL COMPRESSION HOLDINGS, INC.
UNAUDITED SUPPLEMENTAL INFORMATION
(In thousands)

	Three Months Ended
	September 30, 2002	June 30, 2002	September 30, 2001
Revenues:
Domestic contract compression	$65,122	$65,491	$68,871
International contract compression	16,643	17,279	16,319
Fabrication	42,064	35,475	56,831
Aftermarket services	30,753	33,219	32,287

Total	$154,582	$151,464	$174,308
Gross Profit:
Domestic contract compression	$41,102	$42,531	$43,882
International contract compression	13,267	14,045	11,559
Fabrication	4,485	3,126	6,051
Aftermarket services	5,962	8,016	6,637

Total	$64,816	$67,718	$68,129
Selling, General and Administrative	$17,238	$16,245	$15,813
% of Revenue	11%	11%	9%
EBITDA, as adjusted *	$48,152	$51,839	$52,127
% of Revenue	31%	34%	30%
Profit Margin:
Domestic contract compression	63%	65%	64%
International contract compression	80%	81%	71%
Fabrication	11%	9%	11%
Aftermarket services	19%	24%	21%
Total	42%	45%	39%

* EBITDA, as adjusted, is defined as net income plus income taxes, interest expense, leasing expense, depreciation and amortization, excluding non-recurring items and extraordinary gains or losses.

	September 30, 2002	March 31, 2002	September 30, 2001
Debt	$231,322	$226,762	$274,185
Operating Leases	$708,500	$708,500	$607,500
Shareholders' Equity	$708,073	$700,344	$732,699

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  EXHIBIT 99.1
UNIVERSAL COMPRESSION REPORTS FISCAL 2003 SECOND QUARTER RESULTS
UNIVERSAL COMPRESSION HOLDINGS, INC. UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS (In thousands, except per share amounts)
UNIVERSAL COMPRESSION HOLDINGS, INC. UNAUDITED SUPPLEMENTAL INFORMATION (In thousands)